Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.578.7144
Press Release

FOR IMMEDIATE RELEASE	July 28, 2015

For additional information contact:

Kevin C. Berryman
Executive Vice President and Chief Financial Officer
626.578.3505

Jacobs Engineering Group Inc. Reports Earnings for the Third Quarter of Fiscal 2015
PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) announced today its financial results for the third quarter of fiscal 2015 ended June 26, 2015.
Third Quarter Fiscal 2015 Highlights:

•	Announced the new President and CEO Steven J. Demetriou;

•	U.S.-GAAP net earnings and EPS of $91.1 million and $0.73, respectively; up 40% and 49%, respectively, from a year-ago;

•	Adjusted net earnings of $121.2 million (adjusted to exclude the impact of the restructuring activities discussed below); up 8.4% versus adjusted net earnings of a year-ago;

•	Adjusted EPS of $0.97; up 15.5% versus adjusted EPS of a year-ago;

•	Near record backlog at June 26, 2015 of $18.8 billion;

•
Announcing a formal restructuring effort focused on business simplification and cost effectiveness; total costs expected to approximate $165-$205 million with projected annual savings in the range of $130-$160 million;

•	Repurchase of 2.7 million shares of common stock for $118.7 million during the third quarter of fiscal 2015; and,

•	Board of Directors reauthorizes an additional $500 million share buyback program with a term of three years.

Jacobs reported today adjusted net earnings of $121.2 million, or $0.97 per diluted share, on revenues of $2.9 billion for its third quarter of fiscal 2015 ended June 26, 2015. This compares to adjusted net earnings of $111.8 million, or $0.84 per diluted share, on revenues of $3.2 billion for the third quarter of fiscal 2014 ended June 27, 2014. Included in the Company's third quarter adjusted net earnings is a $23.1 million, or $0.19 per share, tax benefit related to the refinancing of certain acquisition debt.

Exhibit 99.1

For the nine months ended June 26, 2015, Jacobs reported today adjusted net earnings of $312.8 million, or $2.46 per diluted share, on revenues of $9.0 billion. This compares to adjusted net earnings of $320.8 million, or $2.42 per diluted share, on revenues of $9.5 billion for the nine months ended June 27, 2014. The Company's adjusted net earnings for the nine months ended June 26, 2015 also includes the $23.1 million, or $0.19 per share, tax benefit mentioned above.

The Company's adjusted net earnings for the third quarter of fiscal 2015 exclude the after-tax costs related to certain restructuring activities (the "2015 Restructuring") totaling $30.1 million, or $0.24 per diluted share. Adjusted net earnings for the nine months ended June 26, 2015 exclude 2015 Restructuring costs totaling $39.7 million after-tax, or $0.31 per diluted share. Management's focus in the restructuring efforts is to position Jacobs to better support and enhance profitable growth in the future.

Jacobs also announced continued strength in total backlog of $18.8 billion at June 26, 2015, including a technical professional services component of $12.2 billion.

Commenting on the results for the third quarter, Jacobs Executive Chairman Noel Watson stated, “We saw good sales progress in our third quarter resulting in near-record backlog. Consistent with our views from last quarter, we continue to be cautious in our short-term outlook and remain confident in the long-term growth potential of our global business.”

Commenting on the Company’s earnings outlook for the future, Jacobs Chief Financial Officer Kevin Berryman stated, “We are seeing some of the early benefits of our restructuring plan as we are driving out costs that reflect ongoing savings, aggressively aligning our global operations with the market environment, simplifying our global business in the process and therefore positioning Jacobs to deliver industry-leading growth and profitability over the longer term.”

Mr. Berryman also added, “We expect to see much of the benefit of this year’s restructuring in FY 2016, although some benefits are being realized in FY2015, as indicated by our lower G&A figures during the quarter. Finally, given our performance through the first three quarters, we have raised our full year EPS guidance to a range of $3.11 to $3.31.”

Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Tuesday, July 28, 2015, which it is webcasting live on the internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of technical professional and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended September 26, 2014, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.
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Exhibit 99.1

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	Three Months Ended		Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
Revenues	$2,907,541	$3,231,791	$8,997,878	$9,476,715
Costs and Expenses:
Direct costs of contracts	(2,422,944)	(2,670,052)	(7,502,891)	(7,944,731)
Selling, general, and administrative expenses	(384,163)	(437,802)	(1,103,286)	(1,140,565)
Operating Profit	100,434	123,937	391,701	391,419
Other Income (Expense):
Interest income	1,697	2,624	5,553	7,425
Interest expense	(5,509)	(5,565)	(15,374)	(10,490)
Gain on sale of intellectual property, net	—	—	—	12,147
Miscellaneous income (expense), net	566	(2,950)	(1,034)	(3,139)
Total other income (expense), net	(3,246)	(5,891)	(10,855)	5,943
Earnings Before Taxes	97,188	118,046	380,846	397,362
Income Tax Benefit (Expense)	120	(46,737)	(89,233)	(136,304)
Net Earnings of the Group	97,308	71,309	291,613	261,058
Net Earnings Attributable to Noncontrolling Interests	(6,246)	(6,467)	(18,505)	(19,024)
Net Earnings Attributable to Jacobs	$91,062	$64,842	$273,108	$242,034
Earnings Per Share (“EPS”):
Basic	$0.74	$0.50	$2.17	$1.86
Diluted	$0.73	$0.49	$2.15	$1.83

Weighted Average Shares Used to Calculate EPS:
Basic	123,392	130,738	126,004	130,417
Diluted	124,601	132,611	127,239	132,460

Other Operational Information (in thousands):

	Three Months Ended		Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
Revenues by Major Component:
Technical professional services	$1,798,789	$1,893,095	$5,593,381	$5,437,593
Field services	1,108,752	1,338,696	3,404,497	4,039,122
Total	$2,907,541	$3,231,791	$8,997,878	$9,476,715

Depreciation (pre-tax)	$24,563	$25,684	$75,718	$70,701
Amortization of Intangibles (pre-tax)	$12,555	$13,641	$38,090	$35,329
Pass-Through Costs Included in Revenues	$574,350	$700,294	$1,896,516	$2,152,875

Capital Expenditures	$(10,120)	$(25,081)	$(69,297)	$(92,033)

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Exhibit 99.1

Selected Balance Sheet and Backlog Information (in thousands):

`	June 26, 2015	June 27, 2014
Balance Sheet Information:
Cash and cash equivalents	$553,561	$772,613
Working capital	1,381,203	1,583,178
Total debt	684,750	830,767
Total Jacobs stockholders' equity	$4,352,987	$4,501,027

Backlog Information:
Technical professional services	$12,189,183	$12,324,244
Field services	6,624,012	6,162,976
Total	$18,813,195	$18,487,220

Non-U.S. GAAP Financial Measures:

The following tables reconcile the U.S. GAAP values of certain elements of the Company's results of operations to the corresponding "adjusted" amounts. For fiscal 2015, such adjustments consist of amounts incurred in connection with the 2015 Restructuring. For the third quarter of fiscal 2014, such adjustments relate to amounts incurred in connection with the 2014 Restructuring. For the nine months ended June 27, 2014, such amounts relate to amounts incurred in connection with the 2014 Restructuring as well as to certain other matters (specifically, project issues in Europe, unusual impacts of holidays and weather events, SKM related items, and the gain associated with the sale of VCM technology). Although such adjusted amounts are non-GAAP in nature, they are presented because management believes it provides a better view of the Company’s operating results to investors to assess the Company’s performance and operating trends. Amounts are shown in thousands, except for per-share data:

Results for third quarter fiscal 2015 as compared to fiscal 2014:

	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Consolidated pre-tax earnings (loss)	$97,188	$(43,622)	$140,810
Tax (expense) benefit	120	13,521	(13,401)
Net earnings of the Group	97,308	(30,101)	127,409
Non-controlling interests	(6,246)	—	(6,246)
Net earnings of Jacobs	$91,062	$(30,101)	$121,163
Diluted earnings (loss) per share	$0.73	$(0.24)	$0.97

	U.S. GAAP	Effects of 2014 Events	Without 2014 Events
Consolidated pre-tax earnings (loss)	$118,046	$(56,654)	$174,700
Tax (expense) benefit	(46,737)	9,702	(56,439)
Net earnings of the Group	71,309	(46,952)	118,261
Non-controlling interests	(6,467)	—	(6,467)
Net earnings of Jacobs	64,842	(46,952)	111,794
Diluted earnings (loss) per share	$0.49	$(0.35)	$0.84

Exhibit 99.1

Results for the nine months ended June 26, 2015 as compared to fiscal 2014:

	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Consolidated pre-tax earnings (loss)	$380,845	$(57,660)	$438,505
Tax (expense) benefit	(89,232)	17,943	(107,175)
Net earnings of the Group	291,613	(39,717)	331,330
Non-controlling interests	(18,505)	—	(18,505)
Net earnings of Jacobs	$273,108	$(39,717)	$312,825
Diluted earnings (loss) per share	$2.15	$(0.31)	$2.46

	U.S. GAAP	Effects of 2014 Events	Without 2014 Events
Consolidated pre-tax earnings (loss)	$397,362	$(104,865)	$502,227
Tax (expense) benefit	(136,304)	26,112	(162,416)
Net earnings of the Group	261,058	(78,753)	339,811
Non-controlling interests	(19,024)	—	(19,024)
Net earnings of Jacobs	$242,034	(78,753)	$320,787
Diluted earnings (loss) per share	$1.83	$(0.59)	$2.42

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